As filed with the Securities and Exchange Commission on May 16, 2018

Registration No. 333-216887

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
POST-EFFECTIVE
AMENDMENT NO.1
TO
FORM S‑4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)
______________________

Delaware (State or other jurisdiction of incorporation or organization)	95‑3848122 (I.R.S. Employer Identification Number)
601 Carlson Pkwy - Suite 990
Minnetonka, Minnesota 55305
(952) 476-9800
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
______________________

Erik J. Romslo
General Counsel and Secretary
601 Carlson Pkwy - Suite 990
Minnetonka, Minnesota 55305
(952) 476-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________
With copies to:
Joshua L. Colburn
Faegre Baker Daniels LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
______________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 13d-1(d) (Cross-Border Third-Party Tender Offer) ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Amendment”) to Registration Statement on Form S-4, File No. 333-216887 (the “Registration Statement”), is being filed pursuant to Rule 414(d) under the Securities Act of 1933 (the “Securities Act”) by Northern Oil and Gas, Inc., a Delaware corporation (the “Company”). This post-effective amendment amends the Registration Statement, as previously amended, which was filed by the Company as a Minnesota corporation prior to the conversion described below. No changes or additions are being made hereby to the existing prospectuses that already form a part of such registration statement. Accordingly, such existing prospectuses are being omitted from this filing.
On May 9, 2018, the Company filed articles of conversion with the Secretary of State of the State of Minnesota and filed a certificate of conversion with the Secretary of State of the State of Delaware changing its jurisdiction of incorporation from Minnesota to Delaware (the “Reincorporation”). The Reincorporation was approved by security holders pursuant to which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the Reincorporation, pursuant to the Delaware General Corporation Law (the “DGCL”), the Company has continued its existence under the DGCL as a corporation incorporated in the State of Delaware. The business, assets and liabilities of the Company and its subsidiaries on a consolidated basis, as well as its principal locations and fiscal year, were the same immediately after the Reincorporation as they were immediately prior to the Reincorporation. In addition, the directors and executive officers of the Company immediately after the Reincorporation were the same individuals who were directors and executive officers, respectively, of the Company immediately prior to the Reincorporation.
Except as modified by this post-effective amendment, including modifications resulting from the incorporation of documents by reference, the Company, by virtue of this post-effective amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.
No additional securities are being registered under this Amendment.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers
Under our Certificate of Incorporation, as amended, and restated by-laws (and in accordance with Section 145 of the Delaware General Corporate Law), we will indemnify to the fullest extent permitted by the Delaware General Corporate Law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including civil, criminal, administrative, investigative or other proceedings, by reason of the fact that the person is or was a director, officer or employee of the Company, or is or was serving in that capacity or as an agent at the request of the Company for another entity.
Our indemnity covers expenses, judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. We will indemnify a person in a derivative action under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to us in performance of his or her duty. Derivative actions are actions by us or in our right to procure a judgment in our favor. Our agents may be similarly indemnified at the discretion of our board of directors.
All of our directors and officers are covered by an insurance policy that we maintain against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21. Exhibits
Exhibit Nos.
Unless otherwise indicated, all documents incorporated by reference into this Registration Statement are filed with the SEC pursuant to the Exchange Act under file number 001-33999.

No.	Description	Manner of Filing
3.1	Certificate of Incorporation of Northern Oil and Gas, Inc., dated May 9, 2018	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 15, 2018
3.2	Bylaws of Northern Oil and Gas, Inc.	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 15, 2018
5.1*	Opinion of Faegre Baker Daniels LLP
23.1*	Consent of Independent Registered Public Accounting Firm Grant Thornton LLP
23.2*	Consent of Ryder Scott Company, L.P.
23.3*	Consent of Faegre Baker Daniels LLP	Contained in Exhibit 5.1
24.1*	Powers of Attorney
_____________________

*	Filed herewith

Item 22. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)
The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)
The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)
The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to Registration Statement be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota on May 16, 2018.

NORTHERN OIL AND GAS, INC.

By:	/s/ Brandon Elliott
Brandon Elliott
Interim President, Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on May 16, 2018.

Signature	Title

/s/ Brandon Elliott
Brandon Elliott	Interim President, Principal Executive Officer

/s/ Chad Allen
Chad Allen	Interim Chief Financial Officer, Chief Accounting Officer, Principal Financial Officer, Principal Accounting Officer

*
Bahram Akradi	Director

*
Jack King	Director

*
Robert Grabb	Director

*
Lisa Bromiley	Director

*
Delos Cy Jamison	Director

*
Michael Frantz	Director

*
Michael Popejoy	Director
_____________________

*
Brandon Elliott, by signing his name hereto, does hereby sign this post-effective amendment to Registration Statement on behalf of each of the above-named directors of the Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ Brandon Elliott
Brandon Elliott Attorney-in-Fact